News Release

Tutor Perini Further Strengthens Balance Sheet with $100 Million Debt Paydown

LOS ANGELES – (BUSINESS WIRE) – November 20, 2024 – Tutor Perini Corporation (NYSE: TPC) (the “Company”), a leading civil, building and specialty construction company, announced today that the Company has pre-paid an additional $100 million of its Term Loan B debt. Building on the paydown of $50 million of the Term Loan B debt that was disclosed in the Company’s November 6, 2024 earnings release, Tutor Perini has now successfully deleveraged its balance sheet by $150 million in the last month, representing the upper end of its targeted debt reduction plan for the fourth quarter of 2024.

As of November 20, 2024, the remaining principal balance of the Term Loan B, after these recent paydowns, was approximately $123 million. The Company recently disclosed plans to pay down an additional $50 million to $75 million of the Term Loan B debt in the first quarter of 2025, and it now expects to pay down an amount that exceeds the upper end of this range. All the debt repayments mentioned above represent voluntary, early paydowns of the Term Loan B debt.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC).

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations regarding future repayment of debt. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential impacts on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with estimates and assumptions used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; an inability to obtain bonding, which could have a negative impact on our operations and results; possible systems and information technology interruptions and breaches in data security and/or privacy; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; the impact of inclement weather conditions, disasters and other catastrophic events outside of our control on projects; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; increased competition and failure to secure new contracts; a significant slowdown or decline in economic conditions, such as those presented during a recession; decreases in the level of federal, state and local government spending for infrastructure and other public projects; client cancellations of, or reductions in scope under, contracts reported in our backlog; risks related to government contracts and related procurement regulations; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; failure to meet our obligations under our debt agreements (especially in a high interest rate environment); downgrades in our credit ratings; public health crises, such as COVID-19, which have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 28, 2024 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations and Corporate Communications
www.tutorperini.com